For Immediate Release                       For Further Information:
Wednesday, August 4, 1999                   Jeff Francis, President and CEO
                                            Terri Liutkus, Treasurer and CFO
                                            330/726-3396 - phone
                                            330/758-1356 - fax

         FFY Financial Corp. Reports FY99 Net Income of $8.1 Million
                   $1.11 Annual Earnings Per Diluted Share
                 $.30 4th Quarter Earnings Per Diluted Share

      Youngstown, Ohio August 4, 1999 - FFY Financial Corp. (NASDAQ: FFYF) announced net income of $8.1 million, or $1.11 per diluted share for its fiscal year ended June 30, 1999. Fiscal year 99 performance represented a 5% increase in net income and 12% increase in earnings per diluted share over fiscal year 98 net income of $7.7 million, or $.99 per diluted share. Net income for the 4th quarter ended June 30, 1999 totaled $2.1 million, or $.30 per diluted share. Fourth quarter 1999 performance represented an 8% increase in net income and 20% increase in earnings per diluted share over fourth quarter 1998 net income of $1.9 million, or $.25 per diluted share.

      Assets totaled $675.7 million at June 30, 1999, an increase of $24.0 million, or 4% from $651.7 million at June 30, 1998 primarily due to growth in the securities portfolio, which increased $49.5 million, or 35% from $140.8 million at June 30, 1998 to $190.3 million at June 30, 1999. Net loans receivable declined $28.2 million and totaled $454.3 million, including $442,000 in loans available for sale at June 30, 1999. The decline in loans was due to loans sold in the secondary market as opposed to retained for portfolio in the low interest rate environment that existed for a large part of the current fiscal year, and repayments on short-term loans made to customers in June 1998 to fund their stock subscriptions in an initial public offering by a local financial institution that converted from a mutual to stock form of ownership.

      Deposits totaled $457.3 million at June 30, 1999, an increase of $13.3 million, or 3% from $444.0 million at June 30, 1998 primarily due to growth in retail money market accounts. Long-term borrowings, which totaled $60.0 million at June 30, 1999, were used to fund growth in the securities portfolio and to repay short-term repurchase agreements and short-term borrowings, which declined $6.5 million and $11.2 million, respectively during the current fiscal year.

      On July 12, 1999, the Company announced that First Federal Savings Bank of Youngstown, a wholly owned subsidiary of FFY Financial Corp., will officially become FFY Bank on October 1, 1999. The decision to shorten the name was primarily made because FFY Financial Corp. has invested in additional lines of business over the last two years and felt it advantageous to be known by a single identity. As a result, the Company's insurance affiliate, Daniel W. Landers Insurance will become known as FFY Insurance. The Company's real estate affiliate, Coldwell Banker FFY Real Estate already carries the FFY name. Expenditures related to the name change are expected to be approximately $200,000 before tax.

      On February 16, 1999, the Company announced its intention to repurchase 10%, or 758,936 of its then outstanding shares of common stock in open market transactions over a twelve-month period which began on February 23, 1999. To date 525,607 shares have been repurchased at an average price of $18.31 per share, leaving 233,329 shares remaining to be purchased.
Since completing its conversion to a publicly owned stock company on June 28, 1993, the Company has repurchased 6.9 million shares at an average price of $11.89 per share, returning $82.0 million to shareholders.

      At its meeting on July 20, 1999, the Company's Board of Directors approved its regular quarterly dividend of 11.25 cents per share. The dividend will be paid on August 12, 1999 to shareholders of record on July 30, 1999.

      Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition, and other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended June 30, 1998 and Form 10-Q for the quarters ended September 30,
1998, December 31, 1998 and March 31, 1999.   Actual strategies and results
in future periods may differ materially from those currently expected.
These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

FFY FINANCIAL CORP. AND SUBSIDIARIES

Selected Consolidated Financial            June 30,    June 30,        %
 Condition Data:                             1999        1998        Change
---------------------------------------------------------------------------
($ in thousands)

Total assets                               $675,691     $651,746        4%
Loans receivable, net                       453,839      482,463       -6%
Loans available for sale                        442            0        NM
Allowance for loan losses                     2,645        2,740       -3%
Non-performing assets                         2,356        3,324      -29%
Securities available for sale               190,326      140,793       35%
Deposits                                    457,343      444,017        3%
Short-term repurchase agreements (1)          6,618       13,088      -49%
Long-term repurchase agreements (1)          51,300       51,300        0%
Short-term borrowed funds                    22,800       33,985      -33%
Long-term borrowed funds                     60,000            0        NM
Stockholders' equity                         70,117       84,216      -17%

                                                    Three months ended                     Year ended
                                                         June 30,                           June 30,
                                             ------------------------------------------------------------------
                                                                        %                                  %
Selected Consolidated Operations Data:        1999         1998      Change      1999        1998       Change
--------------------------------------        ----         ----      ------      ----        ----       ------
($ in thousands except per share amounts)

Total interest income                       $12,297      $11,969         3%      $49,084      $48,006       2%
Total interest expense                        6,539        6,416         2%       26,515       25,559       4%
                                            --------------------                 --------------------
     Net interest income                      5,758        5,553         4%       22,569       22,447       1%
ovision for loan losses                         114          124        -8%          494          565     -13%
                                            --------------------                 --------------------

      Net interest income after
       provision for loan losses              5,644        5,429         4%       22,075       21,882        1%
Service charges                                 264          186        42%          897          700       28%
Gain on sale of securities                       91           93        -2%          203          247      -18%
Gain on sale of loans                           129          101        28%          720          134       NM
Other non-interest income                       179          168         7%          730          684        7%
Total non-interest expense                   (3,182)      (3,033)        5%      (12,495)     (11,771)       6%
                                            --------------------                ---------------------

      Income before income taxes
       and minority interest                  3,125        2,944         6%       12,130       11,876        2%

Income tax expense:
  Federal                                     1,039        1,026         1%        4,040        4,147       -3%
  State                                          (2)           0        NM            43            0       NM
Minority interest in income (loss)
  of consolidated subsidiaries                   12            0        NM           (93)           0       NM
                                            --------------------                --------------------

Net income                                   $2,076       $1,918         8%       $8,140       $7,729        5%
                                            ====================                ====================


Basic earnings per share                      $0.31        $0.26 (2)    19%        $1.15        $1.03 (2)    2%
                                            ====================                 ===================

Diluted earnings per share                    $0.30        $0.25 (2)    20%        $1.11        $0.99 (2)   12%
                                            ====================                 ===================

Cash dividends declared per share           $0.1125        $0.10 (2)    13%        $0.45        $0.40 (2)   13%
                                            ====================                 ===================

<F1>-  Securities sold under agreements to repurchase.
<F2>-  Earnings per share figures have been restated in accordance with
       Statement of Financial Accounting Standards No. 128 - Earnings per Share, to reflect a 100% stock dividend declared on January 19, 1999.
<FNM>- Not a meaningful measure of performance
<F>
Note: Certain amounts in the 1998 consolidated operations data have been reclassified to conform with the 1999 presentation

                                                 Three months ended           Year ended
                                                       June 30,                 June 30,
                                             ----------------------------------------------
Selected Financial Ratios and Other Data:          1999        1998        1999        1998
-----------------------------------------    ----------------------------------------------

Performance Ratios:
  Return on average assets (1)                    1.24%       1.21%          1.23%       1.25%
  Return on average equity (2)                   11.46%       9.12%         10.26%       9.28%
  Interest rate spread information:
    Average during period (3)                     3.16%       3.09%          3.08%       3.19%
    End of period (3)                             2.99%       2.94%          2.99%       2.94%
  Net interest margin (3) (4)                     3.64%       3.72%          3.62%       3.81%
  Operating expense to average assets             1.90%       1.92%          1.88%       1.90%
  Efficiency ratio (5)                           49.98%      50.45%         49.84%      49.08%
  Dividend payout ratio (6)                      37.50%      40.00%         40.54%      40.40%

Performance Ratios Excluding Affiliates (7):
  Return on average assets (1)                    1.23%       1.26%          1.24%       1.27%
  Return on average equity (2)                   11.33%       9.45%         10.35%       9.41%
  Operating expense to average assets             1.87%       1.81%          1.82%       1.84%
  Efficiency ratio (5)                           49.93%      48.23%         48.80%      47.89%

Quality Ratios (end of period):
  Non-performing assets to total assets           0.35%       0.51%          0.35%       0.51%
  Allowance for loan losses to
   non-performing assets                        112.27%      82.43%        112.27%      82.43%
  Allowance for loan losses to
   gross loans outstanding                        0.58%       0.56%          0.58%       0.56%

Capital Ratios:
  Equity to total assets at end of period        10.38%      12.92%         10.38%      12.92%
  Average equity to average assets               10.82%      13.30%         11.96%      13.47%
  Book value per share                           $9.85      $10.50 (8)      $9.85      $10.50 (8)
  Tangible book value per share                  $9.81      $10.49 (8)      $9.81      $10.49 (8)
  Change in book value and tangible book
   value per share due to SFAS No. 115          ($0.40)      $0.10 (8)     ($0.40)      $0.10 (8)
  Ratio of average interest-earning
   assets to average interest-bearing
    liabilities                                   1.12 x      1.15 x         1.13 x      1.15 x

<F1>- Ratio of net income to average total assets.
<F2>- Ratio of net income to average equity.
<F3>- Ratio is presented on a fully taxable equivalent basis using the company's federal statutory tax rate of 35%
<F4>- Net interest income divided by average interest earning assets -
      calculated without consideration of the unrealized gain securities available for sale.
<F5>- Ratio is calculated without consideration to goodwill amortization and gain on sale of securities.
<F6>- Cash dividends declared per share divided by diluted earnings per share.
<F7>- Ratios presented are not inclusive of the operations of the company's real estate and insurance affiliates which began operations in September 1997 and April 1998, respectively .
<F8>- Book value per share figures have been restated in accordance with
      Statement of Financial Accounting Standards No. 128 - Earnings per Share, to reflect a 100% stock dividend declared on January 19, 1999.